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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934

                        DATE OF REPORT: OCTOBER 14, 2002
                        (Date of earliest event reported)


                                HAWK CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                     001-13797                34-1608156
(State or other jurisdiction          (Commission            (I.R.S. Employer
        of incorporation)             File Number)        Identification Number)

             200 PUBLIC SQUARE, SUITE 30-5000, CLEVELAND, OHIO 44114 (Address of principal executive offices including zip code)

                                 (216) 861-3553
              (Registrant's telephone number, including area code)


ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

         On October 14, 2002, Hawk Corporation filed a press release announcing, in connection with its offer to exchange new 12% Senior Notes due 2006 for its outstanding 10 1/4% Senior Notes due 2003 ("Old Notes") and its related solicitation of consents to amend the indenture for the Old Notes, that it has received valid and unrevoked consents representing a majority in aggregate principal amount of the Old Notes. In addition, Hawk announced the extension of the exchange offer and related consent payment deadline. Hawk also issued press releases on October 16, 17 and 18, 2002, further extending the exchange offer and consent payment deadline. Later in the day on October 18, 2002, Hawk issued another press release announcing the completion of the exchange offer and its acceptance of $64,417,000 or approximately 99% in principal amount of its Old Notes. Hawk further announced that, concurrently with its acceptance of the Old Notes, it completed its new $53.0 million credit facility.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    (a) Not applicable.

    (b) Not applicable.

    (c) Exhibits:

        99.1  Hawk Corporation press release of October 14, 2002
        99.2  Hawk Corporation press release of October 16, 2002
        99.3  Hawk Corporation press release of October 17, 2002
        99.4  Hawk Corporation press release of October 18, 2002
        99.5  Hawk Corporation press release of October 18, 2002
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 18, 2002                         HAWK CORPORATION

                                               By: /s/ Thomas A. Gilbride
                                                   -----------------------------
                                                       Thomas A. Gilbride,
                                                       Vice President - Finance
                                                       and Treasurer



                                       2
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                                  EXHIBIT INDEX


Exhibit Number             Description
--------------             -----------

99.1                       Hawk Corporation press release of October 14, 2002

99.2                       Hawk Corporation press release of October 16, 2002

99.3                       Hawk Corporation press release of October 17, 2002

99.4                       Hawk Corporation press release of October 18, 2002

99.5                       Hawk Corporation press release of October 18, 2002